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                                                                      EXHIBIT 21

                          Schedule of Subsidiaries of
                     Realm Products and Entertainment, Inc.



         As of the date of filing of the Form 10-SB Registration Statement of which this exhibit forms a part, the Registrant's subsidiaries were Vidhid Distribution, Inc., a wholly owned subsidiary, and BRT Video, Inc., a majority owned subsidiary.